 Exhibit 10.2

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this "Amendment") is entered into as of this 24th day of February, 2022 (the "Effective Date"), by and between BMR-ROGERS STREET LLC, a Delaware limited liability company ("Landlord"), and GENERATION BIO CO., a Delaware corporation ("Tenant").

RECITALS

A.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of August 2, 2018, as amended by that certain First Amendment to Lease dated as of July 12, 2019 (the "First Amendment"), as further amended by that certain Second Amendment to Lease dated as of June 17, 2020 (the "Second Amendment") (as amended, the "Existing Lease"), whereby Tenant leases certain Premises from Landlord located at 301 Binney Street, Cambridge, Massachusetts;

B.WHEREAS, Tenant has requested and Landlord has agreed that Tenant surrender a portion of its mechanical space within the First Floor Premises (as defined in the First Amendment) as shown on Exhibit A, for a total aggregate area of 404 RSF (collectively, the "Surrender Premises") for use by another tenant, to substitute the Premises plans attached to the Existing Lease accordingly, and to adjust the Base Rent for the First Floor Premises accordingly; and

C.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the "Lease." From and after the Effective Date, the term "Lease," as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.Surrender Premises. The parties acknowledge and agree that Tenant shall be deemed to have surrendered the Surrender Premises effective as of September 1, 2020. The table set forth in Section 2.2 of the Original Lease is hereby deleted and replaced with the following, effective as of September 1, 2020:

Definition or Provision	Means the Following
Approximate Rentable Area of Fourth Floor Premises	52,252 square feet
Approximate Rentable Area of First Floor Premises	18,906 square feet
Approximate Rentable Area of Premises (total)	71,158 square feet
Approximate Rentable Area of Building	417,290 square feet
Tenant's Pro Rata Share of Building	17.05%

3.Premises. The parties acknowledge and agree that the Premises plans attached to the Second Amendment as Exhibit A are hereby deleted in their entirety and replaced with the plans attached hereto and incorporated herein as Exhibit B.
4.Base Rent for First Floor Premises. Notwithstanding anything to the contrary set forth in the Existing Lease, from and after January 1, 2022, monthly and annual installments of Base Rent for the First Floor Premises as of January 1, 2022 and through the Term of the Lease shall be as set forth in the chart below, which chart shall replace the corresponding rows in the chart set forth in Section 2 of the First Amendment. Furthermore, the provisions of Article 8 of the Existing Lease shall not apply to the Base Rent for the First Floor Premises for the period commencing on January 1, 2022 and ending on April 30, 2029. Tenant acknowledges that notwithstanding the fact that the Surrender Premises shall be deemed surrendered by Tenant as of September 1, 2020, there shall be no adjustments made to Base Rent or Tenant's Adjusted Share with respect to the First Floor Premises previously payable by Tenant prior to January 1, 2022.

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual (or Annualized) Base Rent
1/1/2022- 7/17/2022	18,906	$94.23 annually	$148,459.37	$1,781,512.38
7/18/2022- 7/17/2023	18,906	$96.88 annually	$152,634.44	$1,831,613.28

/17/2024
7/18/2023- 7/17/2024	18,906	$99.60 annually	$156,919.80	$1,883,037.60
7/18/2024- 7/17/2025	18,906	$102.40 annually	$161,331.20	$1,935,974.40
7/18/2025- 7/17/2026	18,906	$105.28 annually	$165,868.64	$1,990,423.68
7/18/2026- 7/17/2027	18,906	$108.26 annually	$170,563.63	$2,046,763.56
7/18/2027- 7/17/2028	18,906	$111.32 annually	$175,384.66	$2,104,615.92
7/18/2028- 4/30/2029	18,906	$114.48 annually	$180,363.24*	$2,164,358.88*

*Tenant to pay pro-rated amount for partial month/year

5.Notices. Landlord and Tenant confirm that, notwithstanding anything in the Lease to the contrary, notices delivered to each party pursuant to the Lease should be sent to:

Landlord:          BMR-Rogers Street LLC

4570 Executive Drive, Suite 400 San Diego, California 92121
Attn: Legal Department

Email: [**]

Tenant:             Generation Bio Co.

             301 Binney Street

                         Cambridge, Massachusetts 02142
                         Attn: Chief Financial Officer

6.Broker. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, and agrees to reimburse, indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord, at Tenant's sole cost and expense) and hold harmless the Landlord Parties for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by Tenant or claiming to have been employed or engaged by Tenant. Landlord represents and warrants to Tenant that Landlord has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Tenant's option and with counsel reasonably acceptable to Tenant, at Landlord's sole cost and expense) and hold harmless the Tenant Parties for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by Landlord or claiming to have been employed or engaged by Landlord.

7.Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

8.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

9.Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

10.Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment on Tenant's behalf have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed. Landlord guarantees, warrants and represents that the individual or individuals signing this Amendment on Landlord's behalf have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

11.Counterparts: Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date first above written.

LANDLORD:

BMR-ROGERS STREET LLC,

a Delaware limited liability company

By:   /s/ William F. Kane

Name: William F. Kane

Title: President, East Coast and UK Markets

TENANT:

GENERATION BIO CO.,

a Delaware corporation

By:   /s/ Jennifer Elliott

Name: Jennifer Elliott

Title: Chief Legal Officer